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                                                                  EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-72724 and No. 333-40520) pertaining to the Private Business, Inc. 2000 Employee Stock Purchase Plan of our report dated March 4, 2004, with respect to the consolidated financial statements and schedule of Private Business, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.



                                                  /s/ Ernst & Young, LLP

Nashville, Tennessee
March 18, 2004